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                                                                     Exhibit  99


[TELXON LOGO]
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


             TELXON ANNOUNCES AUTHORIZATION TO REPURCHASE SHARES

         AKRON, OHIO, July 8, 1996 -- Telxon Corporation (TLXN - Nasdaq - NNM) announced today that its Board of Directors has authorized the company to repurchase up to 3 million of its outstanding common shares in open market transactions over the next year depending on market conditions. Subsequent to the Board's approval of this repurchase program, the company repurchased 100,000 shares of common stock in open market transactions.

         Telxon Corporation is a leading global designer and manufacturer of wireless and mobile transaction solution systems for vertical markets. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global technical services for its customers in more than 50 countries around the world. Telxon's executive, engineering, marketing and sales offices are headquartered in Akron, Ohio; its world manufacturing and domestic customer service facilities are located in Houston, Texas. Telxon International Division is headquartered in Brussels, Belgium. Telxon's World Wide Web site address is: http://www.telxon.com.


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For more information:

Alex L. Csiszar
Senior Director, Investor Relations
Telxon Corporation
(330) 873-2961


             Telxon Corporation/Corporate Communications Department
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                        800-800-8001/Fax (330) 873-2058